BDI INVESTMENT CORPORATION

                           --------------------------

                     REPORT ON AUDITED FINANCIAL STATEMENTS
               For the Year Ended June 29, 1996 and July 2, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
   BDI Investment Corporation

We have audited the accompanying statement of assets and liabilities of BDI Investment Corporation, including the schedule of portfolio investments as of June 29, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmations of investments owned as of June 29, 1996 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as wee as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of BDI Investment Corporation as of June 29, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting procedures.


                                   /s/Coopers & Lybrand L.L.P.
                                   ---------------------------
                                   Coopers & Lybrand L.L.P.





San Diego, California
July 26, 1996

                           BDI INVESTMENT CORPORATION

                       STATEMENT OF ASSETS AND LIABILITIES
                                  June 29, 1996

                                    ---------

                             ASSETS AND LIABLILITES


Assets:
     Investments, at value (cost: $13,499,000)(Notes 2 and 6) ...    $13,236,000
     Cash and cash equivalents ..................................         86,000
     Interest receivable ........................................        259,000
     Other assets ...............................................          9,000
                                                                     -----------

                      Total assets: .............................     13,590,000

Liabilities:
     Payable to affiliate .......................................         11,000
     Accrued expenses ...........................................         10,000
     Dividend payable ...........................................        288,000
                                                                     -----------

                      Total liabilities: ........................        309,000
                                                                     -----------


                      NET ASSETS

Net assets (Note 8) .............................................    $13,281,000
                                                                     ===========


Net asset value per share (based on 1,421,551
   shares outstanding) ..........................................    $      9.34
                                                                     ===========

                   The accompanying notes are an intregal part
                          of the financial statements.


                             STATEMENT OF OPERATIONS
                        For the Year Ended June 29, 1996

                                   ----------



Imvestment income:
     Tax-exempt interest ..........................................   $  792,000
     Taxable dividends ............................................        2,000
     Tax-exempt dividends .........................................       32,000
                                                                      ----------

                                                                         826,000


Expenses:
     Bookkeeping ..................................................       23,000
     Professional fees ............................................       14,000
     Directors' fees ..............................................       13,000
     Transfer agent fees ..........................................        3,000
     Other operating ..............................................        5,000
                                                                      ----------

                                                                          58,000
                                                                      ----------

                      Net investment income .......................      768,000
                                                                      ----------


Realized and unrealized gains on investments:
     Proceeds from sales and bond redemptions .....................    1,711,000
     Cost of investments sold and redeemed (identified cost basis)     1,636,000
                                                                      ----------

     Net realized gain on investments transactions ................       75,000
     Net change in unrealized appreciation in investments .........      150,000
                                                                      ----------

                      Net realized/unrealized gains on investments       225,000
                                                                      ----------

Change in net assets resulting from operations ....................   $  993,000
                                                                      ==========

                   The accompanying notes are an intregal part
                          of the financial statements.

                           BDI INVESTMENT CORPORATION

                       STATEMENT OF CHANGES IN NET ASSETS
               For the Years Ended June 29, 1996 and July 2, 1995

                                    ---------


                                                                   1996            1995
                                                                   ----            ----
Increase (decrease) in net assets from operations:
     Net investment income ...............................   $    768,000    $    798,000
     Net realized gain (loss) from investment transactions         75,000         (59,000)
     Net change in unrealized appreciation on investments         150,000         227,000
                                                             ------------    ------------

                      Change in net assets resulting
                      from operations ....................        993,000         966,000

Distributions to shareholders from net investment income .       (707,000)       (808,000)
                                                             ------------    ------------

                      Change in net assets ...............        286,000         158,000

Net assets:
     Beginning of period .................................     12,995,000      12,837,000
                                                             ------------    ------------

     End of period (including undistributed
        net investment income of $609,000 - 1996 and
        $548,000 - 1995) .................................   $ 13,281,000    $ 12,995,000
                                                             ============    ============


                   The accompanying notes are an intregal part
                          of the financial statements.

                               BDI INVESTMENT CORPORATION

                              NOTES TO FINANCIAL STATEMENTS

                                        ---------


1.    General

        On January 10, 1984, BDI Investment Corporation (the "Company") filed a Registration Statement on Form N-2 with the Securities and Exchange Commission to register under the Investment Company Act of 1940 as a closed-end diversified management investment company.


2.    Summary of Significant Accounting Policies:

       Cash Equivalents

        Cash equivalents represent highly liquid money market funds.

       Investments

        The investment portfolio consists primarily of tax-exempt bonds which are valued at the last bid price on the last business day of the quarter.

       Income Recognition

        Security transactions are recorded on the trade date. Purchases of securities are recorded at cost. Any premiums paid or discounts received are recognized in the determiniation of realized gain or loss. The company amortizes bond premiums over the life of the bond using the effective yield method. Bond discounts are not amortized. Purchased interest income is accrued and recorded based upon settlement dates.

       Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets abd liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from estimates.

                                   Continued

                               BDI INVESTMENT CORPORATION

                              NOTES TO FINANCIAL STATEMENTS

                                        ---------

2.    Summary of Significant Accounting Policies, Continued:

       Fair Value of Financial Instruments

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties The carrying value of cash, interest receivable, accounts payable, accrued liabilities and payable to affiliate approxiamate fair value because of the short maturity of those instruments.

       Taxes

        The Company has qualified as a Regulated Investment Company under certain provisions of the Internal Revenue Code beginning with the fiscal year starting July 1, 1984. Under such provisions, the Company will not be subject to federal income tax on income which it receives and distributes to its shareholders, provided that it distributes substantially all such income. As a Regulated Investment Company, the Company "passes through" to its shareholders character of the income which it receives.

       Distributions

        It is the Company's policy to record distributions to shareholders as of the earlier of the date they are declared by the Board of Directors or the record date. All dividends declared during the current year represent distributions from net investment income.

        Distributions during 1996 and 1995 consisted of one $.0473, one $.20 and one $.25; and two $.13, one $.25 and one $.0588 dividends, respectively.

       Fiscal Year

        The Company's fiscal year ends on the Saturday nearest the end of June. The current year presented represents a 52 week year.


3.    Concentration of Credit Risk:

        The Company invests primarily in California state and municipal bonds, most of which are guarenteed by the state or are privately insured. At June 29,1996, the value of such bonds was approximately $12,262,000. In addition, the Company's cash and cash equivalents consist of uninsured deposits with a major broker-dealer.

                                    Continued

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                    ---------

4.    Directors' Fees:

        The Company pays fees and provides expense reimbursement to members of the Board of Directors who are not officers of the Company. Directors fees for the year ended June 29, 1996 were $13,000.


5.    Related Party Transaction:

        The Company pays an affiliate for bookkeeping services. Fees for the year ended June 29, 1996 were approximately $23,000.

        Investment management services are provided to the Company by its chief executive officer and principal shareholder. The Company's chief executive officer does not charge fees for these services because he is the majority shareholder.

        Certain legal services are provided to the Company by the secretary of the Company. Fees paid for these services aggregated $800 during 1996.


6.    Purchases and Sales of Securities:

        For the year ending June 29, 1996, the aggregate cost of security purchases was $1,842,000, of which $168,000 consisted of U.S. Government securities and the aggregate proceeds from sales or redemptions of securities was $1,711,000, of which $170,000 consisted of U.S. Government securities.

        No fees are charged by the securities custodian, a customary practice when securities transactions occur with that institution.


7.    Income Taxes:

        For the year ended June 29, 1996, no income tax expense was incurred due to the Company's qualification as a Regulated Investment Company and the distribution of substantially all its income for the current fiscal year to its shareholders (see Note 2). At June 29, 1996, the Company has capital loss carryovers totaling $101,000 which expire in the years 2000 to 2003.




                                   Continued

                           BDI INVESTMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                    ---------


8.    Net Assets:

        As of June 29, 1996, net assets consist of:

              Preferred stock, without par value: authorized,
                   500,000 shares; issued, none .................   $       --
              Common stock, par value $.10 per share: authorized,
                   4,500,000 shares; issued, 1,425,151 ..........        143,000
                      Less treasury stock at cost, 3,600 shares .        (22,000)
              Additional paid-in capital ........................      3,673,000
              Accumulated undistributed net investment income ...        609,000
              Accumulated undistributed net realized losses .....       (101,000)
              Unrealized depreciation on investments ............       (263,000)
              Retained earnings at June 30, 1984 ................      9,242,000
                                                                    ------------

                                                                    $ 13,281,000
                                                                    ============

        Retained earnings at June 30, 1984 represents cumulative undistributed earnings of the Company prior to its qualification as a regulated investment company (see Note 1).

                                                     BDI INVESTMENT CORPORATION

                                                 STATEMENT OF PORTFOLIO INVESTMENTS
                                                            June 29, 1996
                                                              ---------

                                                                                                                           Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------

                                           Tax Exempt Bonds (98% of Investment Portfolio)
                                           ----------------------------------------------

                                     California
          $34,000                    Anaheim, California; Electric Revenue                         $35,000                  $36,000
                                     Bond; 6.700%, October 1, 1998

          103,000                    Anaheim, California; Water Revenue;                           100,000                  101,000
                                     6.000%, July 1, 2003

          100,000                    Associated Bay Area Government;                               100,000                   99,000
                                     Certificate of Participation, 5.625%;
                                     October 1, 1998

          100,000                    Associated Bay Area Government;                               100,000                  100,000
                                     Certificate of Participation, 5.900%;
                                     October 1, 1999

          253,000                    Associated Bay Area Government;                               255,000                  252,000
                                     Certificate of Participation, 6.100%;
                                     October 1, 2000

          200,000                    Bakersfield, California; Public                               200,000                  202,000
                                     Financing Authority Revenue;
                                     Series A; 5.800%, September 15, 2006

          124,000                    Banning, California; Community                                130,000                  134,000
                                     Redevelopment Agency; 7.000%;
                                     March 1, 2020

          263,000                    Buena Park, California; Community                             265,000                  265,000
                                     Redevelopment Agency; 6.300%;
                                     September 1, 1999

          258,000                    Buena Park, California; Community                             260,000                  260,000
                                     Redevelopment Agency; 6.300%;
                                     March 1, 1999

                                                     BDI INVESTMENT CORPORATION

                                            STATEMENT OF PORTFOLIO INVESTMENTS, CONTINUED
                                                            June 29, 1996
                                                              ---------
                                                                                                                            Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------


                                      Tax Exempt Bonds (98% of Investment Portfolio), Continued
                                      ---------------------------------------------------------
          $67,000                    California Educational Facilities                             $65,000                  $67,000
                                     Authority Revenue Refunding,
                                     Pepperdine University; 6.750%;
                                     January 15, 2006

          100,000                    California Health Facilities Financing                        100,000                  103,000
                                     Authority Revenue, Refunding AIDS
                                     Healthcare Foundation; 5.900%;
                                     September 1, 2002

          202,000                    California Health Facilities Financing                        200,000                  206,000
                                     Authority Revenue, Refunding AIDS
                                     Healthcare Foundation; 6.000%;
                                     September 1, 2003

           53,000                    California Health Facilities Financing                         50,000                   54,000
                                     Authority Revenue, Refunding Kaiser
                                     Permanente; Series A; 7.000%;
                                     October 1, 2008

           25,000                    California Housing Finance Agency                              25,000                   26,000
                                     Revenue, Home Mortgage; Series C;
                                     6.250%; February 1, 2006

          192,000                    California; Special District                                  190,000                  192,000
                                     Financial Authority; Certificate of
                                     Participation; 8.000%; July 1, 1998

          149,000                    California; State Public Works Board;                         150,000                  150,000
                                     Lease; RFDG - Long Beach and
                                     San Luis Obispo Series B; 5.600%;
                                     April 1, 2006

          101,000                    California; State Public Works Board;                         100,000                  105,000
                                     Series 1991 A; Lease Revenue Bonds,
                                     Department of Correction; 6.400%;
                                     September 1, 2008

                                                     BDI INVESTMENT CORPORATION

                                            STATEMENT OF PORTFOLIO INVESTMENTS, CONTINUED
                                                            June 29, 1996
                                                              ---------

                                                                                                                           Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------

                                   Tax Exempt Bonds (98% of Investment Portfolio), Continued
                                   ---------------------------------------------------------
         $175,000                    California State Department of                               $175,000                 $177,000
                                     Veteran Co; 7.000%; April 1, 2016

          417,000                    California; Statewide Community                               425,000                  406,000
                                     Development, Certificate of Participation,
                                     San Gabriel Valley; 5.375%, September 1, 2007

          100,000                    Compton, California; Community                                100,000                  109,000
                                     Redevelopment Agency; RFTG T/A
                                     Walnut Industrial Series B;
                                     7.700%, August 1, 1999

          325,000                    Compton, California; Community                                325,000                  362,000
                                     Redevelopment Agency; RFTG T/A
                                     Walnut Industrial Series B;
                                     7.800%, August 8, 2001

          100,000                    Contra Costa County, California;                              100,000                  105,000
                                     CTFS PTRN; 6.200%, August 1, 2008

          172,000                    Contra Costa County, California;                              165,000                  172,000
                                     CTFS PTRN; Merrithew Memorial
                                     Hospital replacement Project;
                                     6.400%, November 1, 2005

          243,000                    East Municipal Water & Sewer                                  250,000                  240,000
                                     District of California; 5.375%;
                                     July 1, 2013

          349,000                    El Dorado Hills, California;                                  340,000                  360,000
                                     Community Service Center; 7.900%;
                                     June 1, 2008

          337,000                    Emeryville, California                                        340,000                  337,000
                                     Public Financing Authority; Revenue
                                     Bond; 5.700%; September 1, 2007

                                                     BDI INVESTMENT CORPORATION

                                            STATEMENT OF PORTFOLIO INVESTMENTS, CONTINUED
                                                            June 29, 1996
                                                              ---------
                                                                                                                           Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------

                                      Tax Exempt Bonds (98% of Investment Portfolio), Continued
                                      ---------------------------------------------------------

          $51,000                    Los Angeles County, California;                               $50,000                  $52,000
                                     Multi-Family Housing Revenue;
                                     FHA; 7.300%; July 1, 2011

          192,000                    Metro Water Dist R.G.O.;                                      225,000                  211,000
                                     5.250%, March 1, 2022

          500,000                    Metro Water District; Waterworks                              500,000                  490,000
                                     Revenue; 5.400%; July 1, 2010

           48,000                    Metro Water District; Waterworks                               50,000                   47,000
                                     Revenue; 5.500%; July 1, 2019

          588,000                    Metro Water District; Waterworks                              600,000                  576,000
                                     Revenue; 5.500%; July 1, 2013

          341,000                    Metro Water District; Waterworks                              350,000                  305,000
                                     Revenue; 5.000%; July 1, 2020

          150,000                    Midpeninsula Regional Open Space                              150,000                  164,000
                                     District; 6.950%; September 1, 2008

           24,000                    Montclair, California; 7.750%                                  25,000                   27,000
                                     October 1, 2011

           70,000                    Morgan Hill, California;                                       70,000                   71,000
                                     Redevelopment Agency Tax
                                     Allocation; 5.250%; March 1, 1998

          111,000                    Northern California Power                                     115,000                  106,000
                                     Agency; Public Power Revenue;
                                     5.000%, July 1, 2009

          125,000                    Oakland, California; YMCA;                                    125,000                  133,000
                                     7.400%, June 1, 2010

           43,000                    Palmdale, California; Single                                   45,000                   49,000
                                     Family Mortgage Revenue;
                                     7.000%, September 1, 2011

                                                     BDI INVESTMENT CORPORATION

                                            STATEMENT OF PORTFOLIO INVESTMENTS, CONTINUED
                                                            June 29, 1996
                                                              ---------
                                                                                                                           Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------

                                      Tax Exempt Bonds (98% of Investment Portfolio), Continued
                                      ---------------------------------------------------------
         $600,000                    Placer Co., California Water Agency;                         $600,000                 $594,000
                                     5.500%, July 1, 2010

          152,000                    Pleasanton, California; Certificate                           145,000                  154,000
                                     Participation CTFS Partnership; 6.700%;
                                     October 1, 2006

           36,000                    Redding, California; School District;                          40,000                   35,000
                                     5.000%, March 1, 2019

          235,000                    Riverside County, California; Asset                           235,000                  236,000
                                     Leasehold Revenue Hospital;
                                     6.000%, June 1, 2007

          567,000                    Riverside City, California;                                   600,000                  543,000
                                     Electric RFDG Revenue; 5.000%;
                                     October 1, 2013

           52,000                    Sacramento, California; New Public                             50,000                   52,000
                                     Housing Authority; 6.000%, December 1, 2007

          190,000                    San Clemente, California; LMTD                                190,000                  197,000
                                     Obligation Wastewater Treatment
                                     Plant; 7.900%; September 1, 1999

          158,000                    San Francisco, California; City and                           155,000                  161,000
                                     County General Obligation; 6.100%;
                                     June 15, 2007

           98,000                    San Francisco, California; Port                               100,000                  100,000
                                     Commission; 5.500%; July 1, 2004

           50,000                    San Francisco, California; New Public                          50,000                   48,000
                                     Housing Authority; 5.125%;
                                     August 1, 2010

          200,000                    San Joaquin, California; General                              200,000                  196,000
                                     Hospital Revenue; 5.9000%;
                                     September 1, 2003

                                                  BDI INVESTMENT CORPORATION

                                         STATEMENT OF PORTFOLIO INVESTMENTS, CONTINUED
                                                         June 29, 1996
                                                           ---------
                                                                                                                           Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------

                                      Tax Exempt Bonds (98% of Investment Portfolio), Continued
                                      ---------------------------------------------------------

         $100,000                    San Luis Obisbo, California;                                 $100,000                 $100,000
                                     Water Treatment Plant;
                                     5.375%; June 1, 2008

          105,000                    San Luis Obisbo, California;                                  105,000                  104,000
                                     Water Treatment Plant;
                                     5.500%, June 1; 2009

          581,000                    Santa Maria, California;                                      600,000                  534,000
                                     Redevelopment; 5.000%;
                                     June 1, 2016

           85,000                    Santa Margarita, California;                                   85,000                   87,000
                                     Water Districts #3 and #4;
                                     7.500%; November 1, 2011

          193,000                    Sierra Unified School District,                               200,000                  194,000
                                     California; CTFS PARTN Financing;
                                     6.160%; March 1, 2004

           99,000                    Sonoma, California; Community                                 100,000                  102,000
                                     Redevelopment Agency; Tax Allocation
                                     7.900%; August 1, 2014

          246,000                    Tahoe Forest Hospital District,                               250,000                  255,000
                                     California; Insured Health Facility
                                     Revenue; 5.850%; August 1, 2004

          593,000                    Tehachapi School District;                                    600,000                  555,000
                                     6.300%; August 1, 2021

          102,000                    Temecula Valley Unified School                                100,000                   97,000
                                     District Financing Project; California;
                                     5.900%; September 1, 2004

           80,000                    Thousand Oaks, Califonria;                                     80,000                   82,000
                                     Redevelopment Agency; Single
                                     Family Residential Mortgage
                                     Revenue; 7.900%; January 1, 2016

                                                      BDI INVESTMENT CORPORATION

                                             STATEMENT OF PORTFOLIO INVESTMENTS, CONTINUED
                                                             June 29, 1996
                                                               ---------
                                                                                                                           Value at
            Cost                           Issuer and Title of Issue                             Par Value                 Year End
            ----                           -------------------------                             ---------                 --------

                                      Tax Exempt Bonds (98% of Investment Portfolio), Continued
                                      ---------------------------------------------------------

         $129,000                    University of California, Revenue                            $130,000                 $127,000
                                     Bond, Series B; 5.875%;
                                     September 1, 2008

          574,000                    Vallejo, California; Mortgage                                 575,000                  541,000
                                     Revenue; 5.650%; May 1, 2027

          335,000                    Westminister City, California;                                335,000                  318,000
                                     Certificate pf Participation - Public
                                     Improvement Project; 5.750%;
                                     June 1, 2009
       ----------                                                                               ----------               ----------
       12,345,000                                                                               12,475,000               12,263,000
       ----------                                                                               ----------               ----------

                                     Puerto Rico

          344,000                    Puerto Rico; HFC SFM Mortgage                                 335,000                  353,000
                                     Revenue; 7.500%; April 1, 2022

          314,000                    Puerto Rico; Housing and Financial                            305,000                  319,000
                                     Corporation; GNMA; 7.650%;
                                     October 15, 2022
       -----------                                                                             -----------               ----------

       13,003,000                                                                              $13,115,000               12,935,000
       -----------                                                                             ===========               ----------

                                         Tax Exempt Funds (2% of Investment Portfolio)

          496,000                    Dean Witter Coldwell Banker Tax                                24,875                  301,000
                                     Exempt Mortgage Fund
      -----------                                                                                                       -----------

      $13,499,000                                                                                                       $13,236,000
      ===========                                                                                                       ===========

                                                     BDI INVESTMENT CORPORATION

                                                        FINANCIAL HIGHLIGHTS
                                             For the Years Ended June 29, 1996, July 2,
                                                         1995, July 3, 1994,
                                                   June 27, 1993 and June 29, 1992

        Selected data for each share of common stock follows:

                                                        1996            1995             1994             1993            1992
                                                        ----            ----             ----             ----            ----
Investment income                                      $0.58            $0.61            $0.64            $0.72           $0.77
Expenses                                                0.04             0.05             0.05             0.05            0.08
                                                       -----            -----            -----            -----            ----

              Net investment income                     0.54             0.56             0.59             0.67            0.69

Distributions from net investment
     income                                            (0.50)           (0.57)           (0.59)           (0.69)          (0.73)

Net realized and unrealized gain (loss)
     on investments                                     0.16             0.12            (0.64)            0.15            0.06
                                                       -----            -----           ------            -----            ----

Net increase (decrease) in
     net asset value                                    0.20             0.11            (0.64)            0.13            0.02

Net asset value:
   Beginning of period                                  9.14             9.03             9.67             9.54            9.52
                                                       -----            -----            -----            -----            ----

End of period                                          $9.34            $9.14            $9.03            $9.67           $9.54
                                                       -----            -----            -----            -----           -----

Total return                                            7.66%            7.53%           -0.52%            8.60%           7.88%
                                                       =====            =====           ======            =====           =====

Ratio of expenses to
     average net assests                                0.44%            0.50%            0.55%            0.48%           0.82%
                                                       =====            =====            =====            =====           =====

Ratio of net investment
     income to average net assets                       5.76%            6.29%            6.15%            6.97%           7.27%
                                                       =====            =====            =====            =====           =====

Market price at end of period                            *                *                *                *                *

Portfolio turnover                                     12.92%           15.47%           24.36%           35.72%          19.43%
                                                      ======           ======           ======           ======          ======

Number of shares outstanding at the
     end of each period                            1,421,551        1,421,551        1,421,551        1,421,551       1,421,551
                                                   =========        =========        =========        =========       =========

* Due to the limited market that currently exists for the Company's common stock, there is is no established market price.

                           BDI INVESTMENT CORPORATION

                                 CORPORATE DATA

                                    ---------


Chairman of the Board of Directors,                 Arthur Brody
Chief Executive Officer, President
and Treasurer

Director                                            Edward Kane

Director                                            Michael Stolper

Secretary                                           Donald Brody

Counsel                                             Lowenstein, Sandler, Kohl,
                                                    Fisher and Boylan

Auditors                                            Coopers & Lybrand L.L.P.

Transfer agent                                      Registrar & Transfer Company

Custodian                                           Dean Witter Reynolds, Inc.